UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CHIASMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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140 Kendrick Street

Building C East

Needham, MA 02494

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Chiasma, Inc., or the Annual Meeting. Due to public health concerns arising from the coronavirus (COVID-19) pandemic, the Annual Meeting will be held live via the Internet on Thursday, June 10, 2021, at 9:00 a.m., U.S. Eastern Time. To attend the Annual Meeting, please visit https://web.lumiagm.com/226280530 using the password “chiasma2021” (case sensitive), where you will be able to listen to the meeting, submit questions and vote. The purposes of the Annual Meeting are as follows:

1. To elect three Class III directors as nominated by our Board of Directors, each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

2. To approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in this proxy statement.

3. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Annual Meeting is April 14, 2021. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, or 2020 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE.

BY ORDER OF THE BOARD OF DIRECTORS

Lee G. Giguere
Secretary

Dated: April 26, 2021

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Chiasma, Inc., a Delaware corporation, including any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on June 10, 2021, at 9:00 a.m., U.S. Eastern Time, online at https://web.lumiagm.com/226280530 using the password “chiasma2021” (case sensitive). In this proxy statement, we sometimes refer to Chiasma, Inc. and its subsidiaries as “Chiasma,” the “Company,” “we,” “us,” or “our.” The mailing address of our principal executive office is Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the Notice of the 2021 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 26, 2021.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. We will remain a “smaller reporting company” until the aggregate market value of our outstanding common stock held by non-affiliates as of the last business day of our most recently completed second fiscal quarter is $700 million or more, or our annual revenues during our most recently completed fiscal year is $100 million or more.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 10, 2021:

This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at www.voteproxy.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations Department, Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494, or e-mailing Investor Relations at info@chiasmapharma.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

PROXY STATEMENT – 2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

Who Can Vote?

Only stockholders of record at the close of business on April 14, 2021, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 57,843,577 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record, and you can vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

How Will I Receive Proxy Materials?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 26, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or 2020 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why Did I Receive a Notice of Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 26, 2021. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

What Proposals Will Be Presented at the Annual Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below:

Proposal		Board of Directors’ Voting Recommendation
(1)	Elect three Class III directors, as nominated by our Board of Directors, each to serve a three-year term until our 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.	FOR each nominee

(2)	To approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in this proxy statement.	FOR the approval of the compensation of our named executive officers

(3)	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	FOR a frequency of every year for future advisory votes on the compensation of our named executive officers

(4)	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	FOR ratification

We will also consider any other business that properly comes before the Annual Meeting. We are not currently aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will vote the shares in their discretion.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote:

•

Live at the Annual Meeting. You may vote live by attending the Annual Meeting via the Internet and following the instructions for voting. To attend the Annual Meeting, please visit https://web.lumiagm.com/226280530 and enter the meeting password “chiasma2021” (case sensitive). To attend the Annual Meeting and vote, you will need to have your 11-digit control number, which is included on your Notice and proxy card.

•

By mail. If you requested printed copies of the proxy materials by mail, you may vote via mail by following the instructions in the proxy materials. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Your proxy card must be received on or before June 9, 2021, to be counted.

•

By telephone. You may vote over the telephone by calling toll-free (800) 776-9437 in the U.S. and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2021, to be counted.

•

Over the Internet. You may vote via the Internet by going to http://www.voteproxy.com and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2021, to be counted.

Hold Shares in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. The stockholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to stockholders owning shares through most banks and brokers. Additionally, to vote live at the Annual Meeting via the Internet, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting via the Internet and obtain an 11-digit control number to attend the Annual Meeting and vote, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 2, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Annual Meeting and vote your shares using your 11-digit control number provided to you by American Stock Transfer & Trust Company, LLC at https://web.lumiagm.com/226280530 during the meeting. The password for the meeting is “chiasma2021” (case sensitive). Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

How Many Votes Do I Have?

Each share of common stock that you own as of the record date entitles you to one vote on each matter to be voted on at the Annual Meeting.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board of Directors.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank, broker or nominee votes on a routine proposal, the shares that cannot be voted on non-routine matters by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting.

The election of directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 3) are considered non-routine under applicable rules. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021 (Proposal No. 4) is considered routine under applicable rules.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Annual Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

attending the Annual Meeting and voting by following the instructions provided at the Annual Meeting if you are a stockholder of record (attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Notice?

You may receive more than one Notice if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal and How Are Votes Counted?

Proposal No. 1 – Election of Three Class III Directors

The approval of Proposal No. 1 requires an affirmative vote of a plurality of the shares of our common stock entitled to vote on the proposal that are present in attendance online or represented by proxy at the Annual Meeting and vote on the proposal. The three nominees for director to receive the highest number of votes “For” election will be elected as Class III directors. This is called plurality vote. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from the nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR the nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from the nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal No. 2 – Non-binding Advisory Vote on the Compensation of Our Named Executive Officers

The approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in attendance online or represented by proxy at the Annual Meeting and vote on the proposal. Proposal 2 is a non-routine matter. Therefore, if your shares are held by your bank, broker or other nominee in “street name” and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2, and your non-vote will have no effect on the outcome of this proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, our Compensation Committee and our Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal No. 3 – Non-binding Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

To recommend the frequency of future advisory votes on the compensation of our named executive officers, you may:

•	vote CHOICE 1 (every one year);

•	vote CHOICE 2 (every two years);

•	vote CHOICE 3 (every three years); or

•	ABSTAIN from voting on the non-binding resolution.

The frequency choice that receives the highest numbers of votes cast will be considered to be the preferred frequency of our stockholders with which we are to hold future non-binding stockholder advisory “say-on-pay” votes on the compensation of our named executive officers. Proposal 3 is a non-routine matter. Therefore, if your shares are held by your bank, broker or other nominee in “street name” and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3, and your non-vote will have no effect on the outcome of this proposal. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR any of the frequency choices and will also not be counted as votes cast or shares voting on Proposal 3. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 3.

As an advisory vote, this proposal is not binding. Our Board of Directors (or committee thereof) will take into consideration the outcome of this vote in determining the frequency of future non-binding advisory votes on the compensation of our named executive officers. However, because this vote is advisory and non-binding, our Board of Directors (or committee thereof) may decide that it is in our best interests and those of our stockholders to hold the advisory vote to approve the compensation of our named executive officers more or less frequently.

Proposal No. 4 – Ratification of Selection of Independent Registered Public Accounting Firm

The approval of Proposal No. 4 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in attendance online or represented by proxy at the Annual Meeting and vote on the proposal. Proposal 4 is considered a routine matter. If your shares are held by your bank, broker or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your bank, broker or other nominee firm may vote your unvoted shares on Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 4.

Although stockholder ratification of our audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 is not required, we believe that providing stockholders an opportunity to ratify this selection is good corporate governance. However, if stockholders fail to ratify the selection of Deloitte & Touche LLP, the audit committee of our Board of Directors, or the audit committee, will reconsider whether or not to retain the firm for 2021. Even if the selection of Deloitte & Touche LLP is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during 2021 if it determines that such a change would be in the best interests of the Company and its stockholders.

What is a Quorum?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date are represented at the meeting either in attendance online or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.

Who Will Pay the Costs of Soliciting these Proxies, and How Are They Being Solicited?

Proxies are being solicited by the Company. We will pay all of the costs of soliciting the proxies described in this proxy statement. Our directors and employees may solicit proxies on our behalf in person or by telephone, fax or electronic transmission. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies, and reimburse them for their expenses.

However, please be aware that you are responsible for access charges you may incur in connection with accessing the proxy materials and/or voting on the Internet or telephonically.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Attending the Annual Meeting

This year, the Annual Meeting will be held entirely online due to public health concerns arising from the coronavirus (COVID-19) pandemic. Stockholders of record as of April 14, 2021 may attend and participate in the Annual Meeting on June 10, 2021 at 9:00 a.m., U.S. Eastern Time, online at https://web.lumiagm.com/226280530 using the password “chiasma2021” (case sensitive). To join the Annual Meeting, you will need your 11-digit control number, which is included on your Notice and your proxy card if you are a stockholder of record or which you may obtain from American Stock Transfer & Trust Company LLC if you hold your shares in street name. See “How Do I Vote and When is the Deadline for Voting - Hold Shares in Street Name” above. You are not required to attend the Annual Meeting in order to vote.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. U.S. Eastern Time on June 10, 2021. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. To attend the Annual Meeting via the Internet, you will need to log in at https://web.lumiagm.com/226280530 using the password “chiasma2021” (case sensitive) and enter your unique 11-digit control number.

Submitting Questions at the Virtual Annual Meeting.

Stockholders may submit questions in writing during the Annual Meeting on https://web.lumiagm.com/226280530. Stockholders will need their 11-digit control number, which appears on their Notice and proxy card. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the “News and Investors” section of the Company’s website at https://ir.chiasma.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to promote fairness, efficient use of the Company’s resources and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

Technical Assistance.

If you experience technical difficulties joining the annual meeting or during the meeting please call (718) 921-8300 extension 6457.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight directors. Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Each class serves for a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The terms of our Class III directors, Scott Minick, John F. Thero and Roni Mamluk, Ph.D., will expire at the Annual Meeting. The terms of our Class I directors, David Stack and John A. Scarlett, M.D., will expire at the annual meeting to be held in 2022. The terms of our Class II directors, Todd Foley, Bard Geesaman, M.D., Ph.D., and Raj Kannan, will expire at the annual meeting of stockholders to be held in 2023. Upon the recommendation of our nominating and corporate governance committee, our Board of Directors has nominated Scott Minick, John F. Thero and Roni Mamluk, Ph.D. for re-election as Class III directors at the Annual Meeting.

There are no arrangements or understanding with any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may be voted for another nominee proposed by the Board of Directors. If for any reason a nominee proves unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that any of the nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Director

Set forth below is the name, age, principal occupation, and business experience, as well as the year of election to the Board of Directors for each nominee for election as a director at the Annual Meeting. If the nominees listed below are elected, each such individual will hold office until the annual meeting of stockholders to be held in 2024 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Name	Age	Position(s) Held	Director Since
Scott Minick	69	Director	2007
John F. Thero	60	Director	2015
Roni Mamluk, Ph.D.	54	Director	2017

Scott Minick joined our Board of Directors in October 2007. From January 2010 to March 2015, Mr. Minick served as President and Chief Executive Officer of BIND Therapeutics, Inc. (NASDAQ: BIND), or BIND, a biopharmaceutical company. From 1998 to 2010, Mr. Minick was Managing Director of ARCH Venture Partners, or ARCH, and from 2010 to the present he has been Venture Partner of ARCH, where he was instrumental in the startup, development and financing of numerous ARCH portfolio companies, including BIND and Chiasma. From 1995 to 1998, Mr. Minick was Director, President and Chief Operating Officer of SEQUUS Pharmaceuticals, Inc. (NASDAQ: SEQU), a biopharmaceutical company that was acquired by ALZA Corporation. Mr. Minick was formerly an executive at Baxter International, Inc. (NYSE: BAX) and Eli Lilly & Company (NYSE: LLY). He serves as a member of the board of directors of Alzheon, Inc. and Aira Tech Corp., served as a member of the board of directors of BIND from 2007 to 2015 and is a trustee of Beth Israel Deaconess Medical Center. Mr. Minick received his postgraduate training in neurobiology at the Salk Institute, an M.B.A. from Northwestern University, and a B.A. from the University of California, San Diego. We believe Mr. Minick’s extensive knowledge of Chiasma’s business as a company director since October 2007 and extensive experience in the biopharmaceutical industry and as a venture capitalist and senior executive, including President and Chief Executive Officer of a public biopharmaceutical company, qualify him to serve on our Board of Directors.

John F. Thero joined our Board of Directors in November 2015. Mr. Thero has served as the President and Chief Executive Officer of Amarin Corporation plc (NASDAQ: AMRN), or Amarin, since 2014 after previously serving as President since November 2010 and initially as Chief Financial Officer. Mr. Thero also serves as a director of Amarin. Prior to Amarin, Mr. Thero was at ViaCell, Inc., where as Chief Financial Officer he helped guide the company to its successful sale to PerkinElmer (NYSE: PKI), and Abiomed, Inc. (NASDAQ: ABMD), where he held multiple positions, including Senior Vice President of Business Operations and Chief Financial Officer. Mr. Thero began his professional career at Arthur Andersen LLP. Mr. Thero received a B.A. in Economics and Accounting from The College of the Holy Cross. In 2019, Mr. Thero was awarded EY’s Entrepreneur of the Year for Life Sciences. We believe Mr. Thero’s financial background and over 20 years’ experience in the life sciences industry qualify him to serve on our Board of Directors.

Roni Mamluk, Ph.D. joined our Board of Directors in June 2017. Dr. Mamluk currently serves as chief executive officer of Ayala Pharmaceuticals, Inc. (NASDAQ: AYLA), a clinical-stage biopharmaceutical company dedicated to developing targeted cancer therapies for people living with genetically defined cancers, or Ayala. Prior to Ayala, she served as our Chief Development Officer from March 2015 to March 2017 and has served as a director of Chiasma (Israel) Ltd. since April 2017. Dr. Mamluk served as our Chief Executive Officer from April 2013 to March 2015 and held various roles in the Company from 2006 to April 2013, including Chief Operating Officer and Vice President, Research and Development. She also served as a member of our Board of Directors from April 2013 to March 2015. Prior to joining us, Dr. Mamluk established and led nonclinical research and development at Adnexus Therapeutics, Inc. Dr. Mamluk received her B.A. and Ph.D. from the Hebrew University. She completed her post-doctoral fellowship at Children’s Hospital/Harvard Medical School in the field of angiogenesis. We believe that Dr. Mamluk’s long history with us, including her leading role in developing, and being one of the primary inventors of, our proprietary Transient Permeability Enhancer, or TPE, technology platform, and in developing our oral octreotide capsules product candidate, make her an important member of our Board of Directors.

In addition to the individual attributes of each of our directors listed above, we highly value the collective qualifications and experiences of our Board of Directors members. We believe the collective viewpoints and perspectives of our directors result in a Board of Directors that is dedicated to advancing the interests of our stockholders.

There are no family relationships among any of our directors standing for election.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in attendance online or represented by proxy and entitled to vote on the election of the director. The three nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth below are the names, ages, principal occupations, and business experience, as well as year of election to the Board of Directors, for the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Name	Age	Term Expires	Position(s) Held	Director Since
David Stack	69	2022	Chairman of the Board of Directors	2014
John A. Scarlett, M.D.	70	2022	Director	2015
Todd Foley	49	2023	Director	2008
Bard Geesaman, M.D., Ph.D.	53	2023	Director	2004
Raj Kannan	57	2023	President Chief Executive Officer, Director	2019

David Stack joined our Board of Directors in November 2014 as Chairman. Since 2007, Mr. Stack has served as Chief Executive Officer and Chairman of Pacira BioSciences, Inc. (NASDAQ: PCRX), or Pacira. Mr. Stack was a Managing Director of MPM from 2005 to March 2017. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company (NASDAQ: MDCO). Previously, Mr. Stack was President and General Manager at Innovex, Inc. (OTCMKTS: INVX). He was Vice President, Business Development/Marketing at Immunomedics, Inc. (NASDAQ: IMMU) from 1993 until 1995. Prior to that, Mr. Stack was with Roche Laboratories (ETR: RHO5) from 1981 until 1993, where he eventually served as Director of Business Development and Planning for Infectious Disease, Oncology, and Virology and was the Therapeutic World Leader for Infectious Disease. Mr. Stack currently serves on boards of Pacira Biosciences, Inc. (NASDAQ: PCRX) and Amarin, and Prognos AI. Mr. Stack received his B.S. from Albany College of Pharmacy and a B.S. from Siena College. We believe Mr. Stack’s qualifications to sit on our Board of Directors include his extensive experience in the life sciences sector, his financial expertise and his years of experience providing strategic and financial advisory services to biopharmaceutical organizations.

Mr. Stack has confirmed to our Board of Directors that he is fully committed to continuing to dedicate the required amount of time to fulfill his duties as a director of Chiasma, including his role as Chairman, a member of our compensation committee and chair of our nominating and corporate governance committee. Mr. Stack has served on our Board of Directors for over seven years, and during this time, he has thoroughly demonstrated his ability to dedicate sufficient time and focus on his duties as Chairman of our Board of Directors, a member of our compensation committee and chair of our nominating and corporate governance committee. As Chief Executive Officer and director of Pacira, Mr. Stack does not serve on any Pacira board committees, and accordingly only serves on board committees for Chiasma and Amarin. Our Board of Directors believes that Mr. Stack’s membership on Pacira’s board and Amarin’s board and committees does not interfere with his ability to reliably devote sufficient time to fulfill his duties as Chairman of our Board of Directors and a member of our compensation committee and chair of our nominating and corporate governance committee.

John A. Scarlett, M.D. joined our Board of Directors in February 2015. Dr. Scarlett has been Chief Executive Officer and director of Geron Corporation (NASDAQ: GERN), a biotechnology company, or Geron, since September 2011 and President since January 2012 and was appointed to Chairman of the Board in December 2018. Previously, he was the President and Chief Executive Officer of Proteolix, Inc., a biotechnology company that merged with Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) in October 2009, and a founder and Chief Executive Officer of Tercica, Inc. (NASDAQ: TRCA), which was acquired by Ipsen S.A. (EPN: IPN) in 2008. From 1993 to 2001, Dr. Scarlett was also the founder and Chief Executive Officer of Sensus Drug Development Corporation, which was acquired by Pharmacia Corporation in 2001, and co-founded Covance Biotechnology Services, Inc., a contract biologics manufacturing and process development business that was acquired by Akzo Nobel’s (OTCMKTS: AKZOY) Diosynth Division in 2001. Earlier in his career, he worked for McNeil Pharmaceuticals Inc., a subsidiary of Johnson & Johnson (NYSE: JNJ), and Novo Nordisk Inc. (NYSE: NVO). Dr. Scarlett currently serves on the board of Cytomx Therapeutics, Inc. (NASDAQ: CTMX). He received his B.A. from Earlham College and his M.D. from the University of Chicago, Pritzker School of Medicine. He completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and his fellowship in Endocrinology and Metabolism at the University of Colorado Health Sciences Center. We believe Dr. Scarlett’s experience as chief executive officer of publicly traded biotechnology companies, as well as experience developing life sciences companies, qualify him to serve on our Board of Directors.

Dr. Scarlett has confirmed to our Board of Directors that he is fully committed to continuing to dedicate the required amount of time to fulfill his duties as a director of Chiasma, including his role as chair of our compensation committee and a member of our audit committee. Dr. Scarlett has served on our Board of Directors for over six years, and during this time, he has thoroughly demonstrated his ability to dedicate sufficient time and focus on his duties as a director of Chiasma and the chair of our compensation committee and a member of our audit committee. As Chief Executive Officer and director of Geron, Dr. Scarlett does not serve on any Geron board committees, and accordingly only serves on board committees for Chiasma and Cytomx Therapeutics. Our Board of Directors believes that Dr. Scarlett’s membership on Geron’s board and Cytomx’s board and committees does not interfere with his ability to reliably devote sufficient time to fulfill his duties as a director of Chiasma, including his role as chair of our compensation committee and a member of our audit committee.

Todd Foley joined our Board of Directors in May 2008. Mr. Foley is a managing director with MPM Capital, a venture capital firm, or MPM, which he joined in 1999. Prior to joining MPM, Mr. Foley worked in business development at Genentech and in management consulting with Arthur D. Little. At MPM, Mr. Foley focuses on biotech investments and serves on a number of MPM portfolio company boards, including Rhythm Therapeutics (NASDAQ: RYTM), Repare Therapeutics, Inc. (NASDAQ: RPTX), CODA Biotherapeutics Inc., Entrada Therapeutics, Inc., HotKnot Therapeutics, Inc., Iconic Therapeutics, Inc. and Tetherex Pharmaceuticals, Inc. Mr. Foley previously served on the boards of Celladon Corporation from 2012 to 2014, Proteon Therapeutics, Inc. from 2012 to 2014 and Zalicus, Inc. from 2009 to 2013. He also manages MPM’s strategic investment relationship with Novartis (NYSE: NVS), which MPM believes has been one of the industry’s longest standing and most prolific collaborations between venture capital investors and pharma, having committed $200 million to over a dozen companies in the biotech and healthcare IT space under a variety of creative joint equity/strategic deal structures. Mr. Foley received a B.S. in chemistry from the Massachusetts Institute of Technology, or MIT, and an M.B.A. from Harvard Business School. We believe that Mr. Foley’s broad experience in the life sciences industry as a venture capitalist, as well as his service on the boards of directors of numerous companies provide him with the qualifications to serve as a director of our company.

Bard Geesaman, M.D., Ph.D. joined our Board of Directors in 2004 and is currently CEO of Altissimo Therapeutics, Inc., a private drug discovery company. Dr. Geesaman was at MPM Capital for over a decade before leaving in December 2018. He has broad experience investing, operating and facilitating business development globally, including in Japan, China and Israel. Prior to joining MPM, Dr. Geesaman founded Catalyst Medical Solutions, a medical documentation and billing eHealth company in Boston where he served as the Chief Technology Officer through the company’s acquisition. After Catalyst, Dr. Geesaman joined Centagenetix, an MPM-founded company exploring the genetics of successful aging. In 2006, Dr. Geesaman joined MPM as a Venture Partner with a major focus on founding Solasia Pharmaceuticals, based in Tokyo, Japan which listed on the Tokyo Mothers exchange in March 2017. Dr. Geesaman is also the co-founder and a board member of MPM healthcare IT startup TriNetX (big data analytics for clinical trials). Dr. Geesaman is passionate about innovation in health care, and in 2008 took a two-year sabbatical from MPM to do non-profit work in Los Angeles at the X-Prize Foundation, where he worked on alternative models for motivating life sciences innovation. Dr. Geesaman became board certified in Internal Medicine in 2000, after completing a Clinical Fellowship at the Massachusetts General Hospital. He received his Ph.D. from MIT, an M.D. from Harvard Medical School and a B.S. from University of California, Berkeley. We believe Dr. Geesaman’s managerial experience and extensive experience in the healthcare industry qualify him to serve on our Board of Directors.

Raj Kannan became our Chief Executive Officer and joined our Board of Directors on June 17, 2019 and was appointed President in January 2021. Mr. Kannan joined our company from Kiniksa Pharmaceuticals, Ltd. (NASDAQ: KNSA), or Kiniksa, where he worked since July 2018 as Chief Commercial Officer. In that role, he was responsible for building and leading the company’s commercial operations, including sales, marketing, business analytics, and market access functions. Prior to Kiniksa, Mr. Kannan served as the Global Head of the Neurology and Immunology, or N&I, business franchise at Merck KGaA, where he was responsible for $2 billion in annual revenues. In that role, he successfully led the launch of Mavenclad, an oral small molecule in multiple sclerosis. He also chaired the N&I franchise leadership team that was responsible for advancing the immunology pipeline assets, prioritizing the portfolio mix, and allocating resources across development assets. Prior to Merck KGaA, Mr. Kannan spent ten years at Boehringer Ingelheim, or Boehringer, in roles of increasing responsibility in the U.S., Canada, and in Germany, including the role of Global Marketing Head of the Cardiovascular Franchise where he was responsible for over $3.5 billion in annual revenues. Before Boehringer, he worked for almost ten years at Merck and Co. in various roles from field sales to senior marketing manager in the U.S. Mr. Kannan has led or supported multiple successful launches across therapeutic areas both in the U.S. and globally. Mr. Kannan received a B.S. in chemistry from the University of Madras, as well as an M.B.A. from East Carolina University. We believe Mr. Kannan’s extensive experience in the biopharmaceutical industry, including over 25 years of sales, marketing and commercialization experience, qualify him to serve on our Board of Directors.

There are no family relationships among any of our directors or officers.

Information about Our Executive Officers

The following table sets forth the name, ages and positions of our executive officers as of April 24, 2021:

Name	Age	Position
Raj Kannan	57	Chief Executive Officer and President
John Doyle	43	Senior Vice President, Chief Financial Officer
Anand Varadan	54	Executive Vice President, Chief Commercial Officer
William Ludlam, M.D., Ph.D.	56	Senior Vice President, Clinical Development and Medical Affairs
Drew Enamait	46	Vice President, Finance and Administration
Lee G. Giguere	41	Vice President, General Counsel

Please refer to “Proposal 1: Election of Directors” above for information about our Chief Executive Officer, Raj Kannan. Biographical information for our other executive officers, as of April 24, 2021, is set forth below.

John Doyle has been our Senior Vice President, Chief Financial Officer since January 2021. Prior to joining us, Mr. Doyle served as Vice President of Finance and Investor Relations from April 2019 to December 2020 and Senior Director of Finance and Investor Relations from February 2018 to April 2019 of Verastem, Inc. (Nasdaq: VSTM), an oncology-focused pharmaceutical company, or Verastem. Prior to joining Verastem, from May 2016 to February 2018, he served as the Head of Financial Planning and Analysis of SimpliVity Corp., a software company acquired by Hewlett Packard Enterprises in February 2017. From January 2015 to May 2016, he served as Director – Business Unit Financial Planning and Analysis of Parexel, Inc., a clinical research organization and biopharmaceutical services company. From July 2006 to January 2015, Mr. Doyle held increasingly senior financial positions with Hologic Inc. (Nasdaq: HOLX), a medical technology company. Mr. Doyle received his B.S. in Finance from the University of Massachusetts.

Anand Varadan joined us as our Executive Vice President, Chief Commercial Officer in April 2020 and previously served as our Chief Commercial Officer from August 2015 to June 2016. Most recently, Mr. Varadan provided commercial and strategic consultancy services to the Company as well as a variety of other biotech companies and investors through his consulting firm, Ignition Insights, LLC, which he has operated since June 2016. From June 2018 to July 2019, Mr. Varadan served as Executive Vice President, Chief Commercial Officer of Karyopharm Therapeutics, Inc. (NASDAQ: KPTI), an oncology-focused pharmaceutical company. From January 1999 to July 2015, he served in a progression of commercial leadership and general management roles at Amgen Inc. (NASDAQ: AMGN), a biopharmaceutical company, including Vice President, Inflammation and Nephrology Business Unit from April 2014 to July 2015 and Vice President/General Manager, Amgen Canada from September 2011 to April 2014. Prior to Amgen, Mr. Varadan was a brand manager at Procter and Gamble Company (NYSE: PG). Mr. Varadan received an M.B.A. from the Simon Business School at the University of Rochester and a B.A. in Zoology from The George Washington University.

William Ludlam, M.D., Ph. D. has been our Senior Vice President, Clinical Development and Medical Affairs since January 2017, and has served the Company in roles of increasing responsibility since August 2015. Prior to joining us, he served in various roles culminating in the position of Senior Medical Director of Novartis AG (NYSE: NVS), a multinational pharmaceutical company, from March 2012 to August 2015. Dr. Ludlam also founded and served as Medical Director of the Seattle Pituitary Center at the Swedish Medical Center and the Pituitary Unit at the Oregon Health & Sciences University in Portland, Oregon. Dr. Ludlam received his M.D. and Ph.D. (Developmental Neuroscience) from the Albert Einstein College of Medicine of Yeshiva University in 1995, and a B.S. in Chemistry from Whittier College in 1986.

Drew Enamait has been our Vice President, Finance & Administration and principal accounting officer since November 2016. Previously, Mr. Enamait served as the Company’s Corporate Controller since October 2015. Prior to joining the Company, he served in various roles of increasing responsibility culminating in the position of Senior Controller, of LeMaitre Vascular, Inc. (NASDAQ: LMAT), a public medical device company, from April 2008 to October 2015. Mr. Enamait also served as a business unit Finance Director and the Manager of Internal Audit at Thermo Fisher Scientific, Inc. (NYSE: TMO). Mr. Enamait began his professional career at Arthur Andersen LLP. Mr. Enamait received his B.S. in Accountancy, minor in Law from Bentley College in 1996 and earned a Certified Public Accountant certificate in the State of Connecticut in 1999.

Lee G. Giguere has been our Vice President, General Counsel since September 2019. Prior to joining the Company, he served as Deputy General Counsel and Assistant Secretary from July 2018 to September 2019 and Associate General Counsel and Assistant Secretary from September 2016 to July 2018 of Karyopharm Therapeutics Inc. (NASDAQ: KPTI), an oncology-focused pharmaceutical company. Prior to joining Karyopharm Therapeutics Inc., Mr. Giguere was Senior Securities and Governance Counsel at Boston Scientific Corporation (NYSE: BSX), a Fortune 500 medical device company. Mr. Giguere began his professional career in the business law department of Goodwin Procter LLP where he concentrated his practice on representing public companies in connection with securities law and corporate governance matters and corporate finance transactions. Mr. Giguere received his B.S. in Finance from Northeastern University and his J.D. from Northeastern University School of Law.

Information about the Board of Directors and Corporate Governance

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board of Directors, which are held from time to time.

The Board of Directors held nine meetings during the year ended December 31, 2020. Each of our current directors attended at least 75% of the aggregate of (i) the meetings of the Board of Directors held during the period for which he or she had been a director and (ii) the meetings of the committee(s) on which that director served during such period. It is our policy to encourage our directors to attend the annual meeting. All of our directors attended our 2020 annual meeting of stockholders by teleconference.

Board of Directors Independence

Under the listing requirements and rules of The NASDAQ Stock Market, or NASDAQ, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board of Directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board of Directors determined that all directors other than Mr. Kannan qualify as “independent” directors within the meaning of the NASDAQ rules. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Stack is the Chairman of our Board of Directors and is also an independent director and, as such, he is authorized to call an executive session for our independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Committees of the Board of Directors

The Board of Directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in the meetings of committees on which they serve. The following table provides membership information for each committee:

Name	Audit	Nominating and Corporate Governance	Compensation
David Stack		✓*	✓
John F. Thero	✓*†
Todd Foley		✓	✓
Bard Geesaman, M.D., Ph.D.			✓
Scott Minick	✓	✓
John Scarlett, M.D.	✓		✓*

*	Committee Chairman
†	Financial Expert

Audit Committee

The members of our audit committee include Mr. Thero, Dr. Scarlett and Mr. Minick. Mr. Thero serves as chair of the audit committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.chiasma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. The audit committee held seven meetings during the year ended December 31, 2020.

Our Board of Directors has determined that Mr. Thero, Dr. Scarlett and Mr. Minick are independent directors as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that each member of the audit committee is financially literate and that Mr. Thero qualifies as an “audit committee financial expert” as defined in applicable

SEC rules. In making this determination, our Board of Directors has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our audit committee include, among other things:

•	appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

AUDIT COMMITTEE REPORT

The members of the audit committee submit this report in connection with the audit committee’s review of the financial reports as of and for the fiscal year ended December 31, 2020 as follows:

1.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2020 with management and Deloitte & Touche, LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.

2.

The audit committee has discussed with Deloitte & Touche, LLP the matters required to be discussed pursuant to Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.

The audit committee has received the written disclosures and the letter from Deloitte & Touche, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with Deloitte & Touche, LLP the firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors of Chiasma, Inc.

John F. Thero, Chairman

John A. Scarlett, M.D.

Scott Minick

The information in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Stack, Mr. Minick and Mr. Foley. Mr. Stack serves as chairman of the nominating and corporate governance committee. Our Board of Directors has determined that all members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.chiasma.com. The nominating and corporate governance committee did not hold a meeting during the year ended December 31, 2020.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	establishing procedures and a process for identifying and evaluating Board of Directors candidates with regard to the consideration of director candidates recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines, periodically reviewing such guidelines and recommending any changes thereto;

•	retaining and terminating any search firm that is used by the Company to assist in identifying director candidates;

•	overseeing the evaluation of the Board of Directors and its management; and

•	reviewing and reassigning the adequacy of its charter and submitting any proposed changes to the Board of Directors for approval.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board of Directors, criteria to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board of Directors reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board of Directors. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board of Directors.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board of Directors or management of the Company. Recommendations should be sent to our Secretary, c/o Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our compensation committee are Dr. Scarlett, Mr. Foley, Mr. Stack and Dr. Geesaman, who was appointed to the committee in August 2020. Dr. Scarlett serves as chairman of the compensation committee. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards and qualify as non-employee directors under Rule 16b-3 of the Exchange Act and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The compensation committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.chiasma.com. The compensation committee held six meetings during the year ended December 31, 2020.

The responsibilities of our compensation committee include, among other things:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, executive officers and other employees;

•	evaluating the performance of our Chief Executive Officer in light of goals and objectives and approving the Chief Executive Officer’s compensation based on such evaluation;

•	approving the compensation of our other executive officers;

•	appointing, compensating, terminating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	recommending to our Board of Directors for approval the compensation of our directors;

•	administering our incentive-based and equity-based compensation plans and reviewing and approving grants and awards under such plans;

•	reviewing at least annually the adequacy of our compensation committee charter and submitting any proposed changes to the Board of Directors for approval;

•	retaining or obtaining the advice of compensation consultants, legal counsel or other advisers;

•	reviewing and assessing the Company’s processes and procedures for the consideration and determination of director and executive compensation; and

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or annual report on Form 10-K.

The compensation committee discharges the Board of Director’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing an annual report for inclusion in this proxy or the annual report on Form 10-K, as applicable, in accordance with applicable rules and regulations. As part of its process for approving the compensation for our executive officers other than our Chief Executive Officer, the compensation committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, NASDAQ rules, and other applicable law. In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. In 2020, the compensation committee engaged Aon Hewitt / Radford, or Radford, to assist in its review of officer and director compensation.

Compensation Committee Interlocks and Insider Participation.

During 2020, Dr. Scarlett, Mr. Foley, Mr. Stack and Dr. Geesaman served as members of our compensation committee. No member of the compensation committee was an employee or officer of the Company during 2020, is a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Board Leadership

Mr. Stack serves as Chairman of our Board of Directors. Our Board of Directors believes that this leadership structure is appropriate for us, given Mr. Stack’s extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board of Directors believes that Mr. Stack’s qualifications to be our Chairman include his extensive experience in working with publicly held pharmaceutical companies, advising developing life sciences, therapeutics and pharmaceutical companies and his executive leadership, managerial and business experience. Mr. Stack chairs all Board of Directors meetings.

Risk Oversight

Risk is inherent with every business and how well a business manages risk ultimately determines its success. We face a number of risks, including risks relating to our operations and strategic direction as more fully discussed under the heading “Risk Factors” in our annual report on Form 10-K and other SEC filings. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks and related mitigation strategies and plans with the audit committee of the Board of Directors at regular Committee meetings in connection with public disclosures and SEC filings and as part of management presentations to the Board of Directors that focus on particular business functions, operations or strategies.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The audit committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and our audit committee approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Accordingly, our insider trading policy expressly prohibits short sales of our securities by our executive officers, directors, employees and affiliated persons. Our insider trading policy expressly prohibits, without the prior approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.chiasma.com, under the governance tab on the “News and Investors” section of our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board of Directors may send correspondence to our Secretary, c/o Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494. Our Secretary will relay the information received to the Board of Directors.

DIRECTOR COMPENSATION

2020 Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2020. Other than as set forth in the table and described more fully below, we did not make any equity awards or non-equity awards, or pay any other compensation, to any of the non-employee members of our Board in 2020. Raj Kannan, our Chief Executive Officer, received no compensation for their service as directors in 2020. The compensation received by Mr. Kannan for his service as an employee in 2020 is included in the “2020 Summary Compensation Table” above.

	Fees Earned or Paid in Cash ($)	Option Award ($) (1)	All Other Compensation ($)	Total ($)
David Stack (2)	73,000	54,080	—	127,080
Todd Foley (3)	44,000	54,080	—	98,080
Bard Geesaman, M.D., Ph.D. (4)	38,084	54,080	—	92,164
Scott Minick (5)	77,750	54,080	—	131,830
John A. Scarlett, M.D. (6)	52,500	54,080	—	106,580
John F. Thero (7)	50,000	54,080	—	104,080
Roni Mamluk, Ph.D. (8)	35,000	54,080	—	89,080

(1)

Amounts reflect the grant date fair value of option awards granted in 2020 in accordance with Financial Accounting Standards, or FASB, Accounting Standards Codification, or ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 to our financial statements for the year ended December 31, 2020 in our Annual Report on Form 10-K filed with the SEC on March 4, 2021. This amount does not correspond to the actual value that may be recognized by the named director upon vesting or exercise of the awards.

(2)	As of December 31, 2020, Mr. Stack held unexercised stock options covering 238,637 shares of our common stock.
(3)	As of December 31, 2020, Mr. Foley held unexercised stock options covering 62,000 shares of our common stock.
(4)	As of December 31, 2020, Dr. Geesaman held unexercised stock options covering 29,170 shares of our common stock.
(5)

As of December 31, 2020, Mr. Minick held unexercised stock options covering 59,500 shares of our common stock. Amount of fees includes $31,250 related to additional services as a director to support the management team with its strategic planning activities.

(6)	As of December 31, 2020, Dr. Scarlett held unexercised stock options covering 65,500 shares of our common stock.
(7)	As of December 31, 2020, Mr. Thero held unexercised stock options covering 82,000 shares of our common stock.
(8)	As of December 31, 2020, Dr. Mamluk held unexercised stock options covering 614,034 shares of our common stock.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for chair	25,000
Audit Committee:
Members	7,500
Chair	15,000
Compensation Committee:
Members	5,000
Chair	10,000
Nominating and Corporate Governance Committee:
Members	4,000
Chair	8,000

In addition, each non-employee director is granted a non-qualified stock option to purchase 26,000 shares of our common stock on the date of such director’s election or appointment to the Board of Directors, which vests in equal annual installments over the three years following the grant date, subject to continued service as a director; provided that, if not already vested, such stock option shall vest and become fully exercisable on the date of the third annual meeting of stockholders following the grant date. On the date of each annual meeting of stockholders of our Company, each continuing non-employee director who has served as a director for the previous six months will be granted a non-qualified stock option to purchase 13,000 shares of common stock, which will vest and become fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date.

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies and important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers named in the “Summary Compensation Table” below and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

2020 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers. For 2020, our named executive officers are Raj Kannan, our Chief Executive Officer, Mark J. Fitzpatrick, who served as our President and principal financial officer during 2020 and until January 19, 2021, and Anand Varadan, our Executive Vice President, Chief Commercial Officer.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Raj Kannan	2020	546,000	—	827,500	273,000	8,550	1,655,050
Chief Executive Officer (6)	2019	281,667	50,000	5,937,500	141,041	3,070	6,413,278
Mark J. Fitzpatrick	2020	538,200	100,000	496,500	269,100	546,750	1,950,550
Former President (7)	2019	520,000	—	558,000	260,000	8,303	1,346,303
Anand Varadan	2020	291,136	20,000	1,330,250	115,920	115,218	1,872,524
Executive Vice President, Chief Commercial Officer (8)

(1)

On June 17, 2019, Mr. Kannan joined the Company as Chief Executive Officer and became a member of the Board. Mr. Kannan’s annualized base salary for 2019 was $520,000. Mr. Varadan was appointed as our Executive Vice President, Chief Commercial Officer on April 22, 2020. His annualized base salary for 2020 was $420,000.

(2)

The amount reported for Mr. Kannan represents a signing bonus paid to him in 2019 pursuant to the terms of the employment agreement between the Company and him. The amount reported for Mr. Fitzpatrick represents a retention bonus that began accruing on October 1, 2016 and was fully earned by him on September 30, 2020 and was paid to him shortly thereafter. The amount reported for Mr. Varadan represents a signing bonus paid to him in 2020 pursuant to the terms of the employment agreement between the Company and him.

(3)

Amounts reflect the aggregate grant date fair value of option awards granted to our named executive officers during the 2020 and 2019 fiscal years, as applicable, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 to our financial statements for the year ended December 31, 2020 in our Annual Report on Form 10-K filed with the SEC on March 4, 2021. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting or exercise of the awards or any sale of the underlying common shares.

(4)

The amounts reported represent incentive bonuses paid pursuant to our 2020 or 2019 Bonus Plan, as applicable, based upon the achievement of Company performance objectives for the applicable year. The 2020 incentive bonus paid to Mr. Varadan was prorated for the period from his employment commencement date of April 22, 2020 through December 31, 2020. The 2019 incentive bonus paid to Mr. Kannan was prorated for the period from his employment commencement date of June 17, 2019 through December 31, 2019. For a discussion of Mr. Fitzpatrick’s bonus determination see “Employment Arrangements with our Named Executive Officers—Employment Agreement and Release of Claims with Mark J. Fitzpatrick.”

(5)

The amounts reported for 2020 and 2019 represent 401(k) matching contributions. The amount reported for Mr. Fitzpatrick for 2020 represents $8,550 of 401(k) matching contributions and $538,200 of accrued severance. For the terms of Mr. Fitzpatrick’s severance arrangements, see “Employment Arrangements with our Named Executive Officers—Employment Agreement and Release of Claims with Mark J. Fitzpatrick.”

(6)	Mr. Kannan is a member of our Board but receives no compensation for his service as a member of the Board.
(7)	Mr. Fitzpatrick ceased to serve as our President and principal financial officer effective January 19, 2021.
(8)	Mr. Varadan was not a named executive officer during 2019. He was appointed as Executive Vice President, Chief Commercial Officer of the company on April 22, 2020.

Compensation Overview

Our executive compensation program is administered by our compensation committee in consultation with our Board of Directors. In administering the compensation program, our compensation committee seeks to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our executive officers is fair, reasonable and competitive. Key elements of our 2020 compensation programs included:

Compensation Element	Purpose	Features
Base salary	To attract, motivate, reward and retain talented executives needed to lead and manage our business.	Fixed component of compensation to provide financial stability, based on responsibilities, experience, internal equity, performance and peer company data.

Annual cash incentive program	To achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives and align executive and stockholder interests.	Variable component of compensation tied to the achievement of pre-determined quantitative and qualitative corporate performance goals.

Equity incentive compensation	To encourage executives to deliver long-term company performance and align executive and stockholder interests and promote retention.	Variable component of compensation in the form of stock options subject to multi-year vesting based on continued service and tied to the performance of our common stock price.

Setting Executive Compensation

Our compensation committee is responsible for reviewing and determining the compensation of our executive officers, including our Chief Executive Officer. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Role of the Compensation Committee

The compensation committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate.

In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals, as well as each executive officer’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Role of Compensation Consultant

Our compensation committee has engaged Radford, an independent executive compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs.

Our compensation committee charter requires that its compensation consultants be independent of Company management. During 2020, Radford did not provide services to us other than the services to our compensation committee described in this proxy statement. Our compensation committee performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our compensation committee has determined that Radford is independent and that their work has not raised any conflict of interests.

Executive Compensation Program Best Practices

Our compensation committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program:

What We Do:
✓ Use a mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.
✓ Use a mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.
✓ Compare against peer companies.
✓ Require a “double-trigger” (both a change in control and termination without cause or for good reason) for accelerated vesting of equity awards.
✓ Engage independent consultants to advise our Compensation Committee on topics related to board and executive compensation.
✓ Assess risk of incentive compensation policies and programs.

What We Don’t Do:
× Offer our executive team any substantially enhanced benefits or perquisites when compared to our employee population.
× Provide our executive officers with guaranteed annual salary increases or guaranteed bonuses.
× Extend loans to executive officers.
× Permit repricing of underwater stock options without stockholder approval under the 2015 Stock Option and Incentive Plan.
× Permit hedging transactions by our directors, officers or other employees with our securities and we restrict pledging of our securities.

Elements of Compensation

Base Salary

Our compensation committee reviews the base salaries of our executive officers from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions. The 2020 annualized base salary of each of Messrs. Kannan, Fitzpatrick and Varadan was $546,000, $538,200 and $420,000, respectively. We do not provide for any formulaic base salary increases for our named executive officers and none of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary.

Annual Cash Bonuses

We believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by the compensation committee. Accordingly, each of our named executive officers participated in our 2020 Bonus Plan that provides for formula-based incentive payments based upon the achievement of our 2020 corporate goals. For 2020, our corporate goals related to: (i) the approval of the new drug application for MYCAPSSA by the U.S. Food and Drug Administration before the end of the second quarter of 2020, (ii) the commercial launch of MYCAPSSA in the United States; (iii) the dissemination of positive topline results of the MPOWERED clinical trial, (iv) the completion of capital raising activities, (v) the advancement of planning for potential future clinical development, and (vi) the achievement of organizational objectives for employee hiring and compliance training. The Board of Directors, at the recommendation of the compensation committee, determined that the Company had achieved 100% of the corporate goals for 2020. For 2020, the performance bonuses paid to our named executive officers are as follows:

Name	2020 Target Bonus (as a % of Base Salary)	Target Bonus Award ($)	2020 Bonus Received ($) (1)	Actual Bonus (as a % of Target)
Raj Kannan	50%	273,000	273,000	100%
Mark Fitzpatrick	50%	269,100	269,100	100%
Anand Varadan	40%	115,920	115,920	100%

(1)

The 2020 bonus paid to Mr. Varadan was prorated for the period from his employment commencement date of April 22, 2020 through December 31, 2020. For a discussion of Mr. Fitzpatrick’s bonus determination see “Employment Arrangements with our Named Executive Officers—Employment Agreement and Release of Claims with Mark J. Fitzpatrick.”

Equity-Based Compensation

Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executives’ interests with those of our stockholders. In addition, equity awards are subject to vesting over time, subject to continued employment with the Company, and this vesting feature contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock.

Annual equity awards are generally granted in February of each year. Equity awards may vary among our executive officers based on their positions and annual performance assessments. In addition, our compensation committee reviews all components of the executive’s compensation to ensure that his or her total compensation is aligned with our overall philosophy and objectives. All stock options granted to our executives have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not earn any compensation from his or her options unless our share price increases above the exercise price on the date of grant. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.

In February 2020, the compensation committee approved the annual equity incentive compensation awards for our named executive officers serving at the time as set forth in the table below:

Executive	2020 Option Award (# Options)	Strike Price Per Share(1)
Raj Kannan	250,000	$4.57
Mark Fitzpatrick	150,000	$4.57

(1)	The exercise price per share is equal to the closing price per share of the company’s common stock on the Nasdaq Global Select Market on the grant date, February 14, 2020.

Our board of directors appointed Mr. Varadan as our Executive Vice President, Chief Commercial Officer effective April 22, 2020. In connection with his appointment, our compensation committee awarded Mr. Varadan a stock option to purchase 425,000 shares of the company’s common stock. The stock option was awarded outside our 2015 Stock Option and Incentive Plan, or the 2015 Plan, on April 22, 2020 as an inducement material to Mr. Varadan entering into employment with the company in accordance with Nasdaq listing Rule 5635(c)(4). The stock option has an exercise price of $4.43 per share, which was the closing price of the company’s common stock on the Nasdaq Global Select Market on the grant date of April 22, 2020 and has substantially the same terms as stock options granted under our 2015 Plan. In setting Mr. Varadan’s compensation, our compensation committee considered compensation benchmark data, internal pay equity relative to our other executives and Mr. Varadan’s experience.

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers, which provide for “at will” employment and contain the additional terms summarized below. In addition, during 2020, we entered into a Release of Claims with Mr. Fitzpatrick containing the terms summarized below.

Employment Agreement with Raj Kannan. On May 31, 2019, we entered into an employment agreement with Mr. Kannan for the position of Chief Executive Officer and, effective on February 14, 2020, we entered into an amendment to his employment agreement. Effective January 1, 2021, Mr. Kannan’s current base salary is $567,840, which is subject to periodic review and adjustment. Mr. Kannan was eligible for an annual performance bonus targeted at 50% of his base salary for 2020, which increased to 60% for 2021. Mr. Kannan is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In the event Mr. Kannan’s employment is terminated by us without cause or by Mr. Kannan for good reason (as defined in his employment agreement), in either case other than a termination within 12 months following a change in control (as defined in his employment agreement), he will be entitled to (i) continuation of his then current base salary for 12 months following the termination date; and (2) COBRA benefits until the earlier of 12 months after the date of termination and the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Kannan and us in the same proportion as in effect on the date of termination.

In the event that Mr. Kannan’s employment is terminated by us without cause, or Mr. Kannan terminates his employment with us for good reason, in either case within 12 months following the occurrence of the first event constituting a change in control, in lieu of the severance payments and benefits described in the preceding sentence, Mr. Kannan will be entitled to receive: (i) base salary continuation for 18 months following termination, (ii) payment of his target bonus for the year in which the change in control occurs plus his accrued bonus, if any, with respect to the calendar year in which the termination occurs, subject to the Board of Directors’ assessment of applicable bonus criteria and prorated from the beginning of such year to the date of the termination, (iii) continuation of group health plan benefits until the earlier of 18 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Kannan and us in the same proportion as in effect on the date of termination, and (iv) full and immediate vesting and exercisability of the unvested shares underlying all equity awards held by Mr. Kannan. Receipt of the severance payments and benefits described above is conditioned upon Mr. Kannan entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property. In addition, Mr. Kannan has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Kannan’s employment and for 12 months thereafter.

Employment Agreement and Release of Claims with Mark J. Fitzpatrick. On May 31, 2019, we entered into an amended and restated employment agreement with Mr. Fitzpatrick to reflect his transition to President and, effective on February 14, 2020, we entered into an amendment to his amended and restated employment agreement. For 2020, Mr. Fitzpatrick’s base salary was $538,200, and he was also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. In addition, under the terms of his employment agreement, he was entitled to receive and was paid a retention bonus of $25,000 per year (up to $100,000 in the aggregate), which bonus commenced accruing pro-rata on a monthly basis on October 1, 2016 (i.e., the period commencing each October 1 and ending September 30 the following calendar year). The payment of the retention bonus also required Mr. Fitzpatrick to remain employed with the Company until we resubmitted our new drug application with the U.S. Food and Drug Administration for octreotide capsules, which we completed in December 2019. The retention bonus was fully accrued on September 30, 2020 and was payable in full no later than December 14, 2020.

On September 30, 2020, we and Mr. Fitzpatrick entered into a Release of Claims (the “Release Agreement”) that amended his amended and restated employment agreement. Pursuant to the terms of the Release Agreement, Mr. Fitzpatrick continued to serve in his current positions at the Company until we appointed a new chief financial officer (the “Separation Date”), which occurred on January 19, 2021. Under the terms of the Release Agreement, while Mr. Fitzpatrick remained an employee of the company, he continued to be eligible for the compensation arrangements set forth in his amended and restated employment agreement; provided, however, that (i) he was entitled to be paid an annual performance bonus for 2020 based solely on corporate performance in an amount not to exceed his target bonus for 2020, (ii) because the Separation Date occurred after December 31, 2020, he was also paid his target bonus for 2021 prorated from the beginning of 2021 to the Separation Date and (iii) he was not eligible for a salary increase or any new stock option or other equity grant in 2021. In addition, because Mr. Fitzpatrick complied with the terms of the Release Agreement and was not earlier terminated by the company for “cause” or due to death or “disability” and did not resign without “good reason”, upon the Separation Date and subject to his reaffirmation of a general release of claims, Mr. Fitzpatrick was entitled to receive a one-time lump sum payment equal to twelve months of his base salary and continuation of group health plan benefits until the earlier of 12 months following the Separation Date or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Fitzpatrick and the company in the same proportion as in effect on the Separation Date. On January 19, 2021, we appointed a chief financial officer and Mr. Fitzpatrick ceased to be an employee of our company.

In order for Mr. Fitzpatrick to assist in the transition of his duties to a successor, the Release Agreement also provides that he will provide certain consulting services to us until June 30, 2021. As full compensation for such consulting services, Mr. Fitzpatrick’s outstanding unvested equity awards will continue to vest, according to their terms, for so long as he provides the consulting services to us; provided, however, that in the event of the consummation of a change in control during the term of the consulting arrangement, Mr. Fitzpatrick is only eligible for acceleration of vesting of stock options that were scheduled to vest on or prior to June 30, 2021. Lastly, if the company does not terminate the consulting arrangement with Mr. Fitzpatrick for “cause” (as defined in the employment agreement), following the end of the consulting arrangement on June 30, 2021, Mr. Fitzpatrick will have six months to exercise his vested stock options. In addition, Mr. Fitzpatrick has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that applied during the term of Mr. Fitzpatrick’s employment and, under the terms of the Release Agreement, extends for 12 months after the completion of his consulting arrangement with us.

Employment Agreement with Anand Varadan. On April 8, 2020, we entered into an amended and restated employment agreement with Mr. Varadan for the position of Executive Vice President, Chief Commercial Officer. Effective January 1, 2021, Mr. Varadan’s current base salary is $427,350, which is subject to periodic review and adjustment. Mr. Varadan will also be eligible for an annual performance bonus targeted at up to 40% of his base salary. Mr. Varadan is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms and conditions of those plans. In connection with his employment, Mr. Varadan received a sign-on bonus of $20,000. In the event that Mr. Varadan’s employment is terminated voluntarily by him or by us for cause (as defined in his employment agreement) prior to the one-year anniversary of his start date, he must repay the net after-tax amount of the sign-on bonus to us within 30 days of termination of his employment. In the event Mr. Varadan’s employment is terminated by us without cause (as defined in his employment agreement) or by Mr. Varadan for good reason (as defined in his employment agreement), he will be entitled to receive: (i) base salary continuation for twelve months following termination; and (ii) continuation of group health plan benefits until the earlier of twelve months after the date of termination and the date Mr. Varadan becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Varadan and us in the same proportion as in effect on the date of termination.

In the event Mr. Varadan’s employment is terminated by us without cause or by Mr. Varadan for good reason within 12 months following a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence, Mr. Varadan will be entitled to receive: (i) base salary continuation for twelve months following termination; (ii) payment of his target bonus for the year in which the change in control occurs plus his accrued bonus, if any, with respect to the calendar year in which the termination occurs, subject to the Board of Directors’ assessment of applicable bonus criteria and prorated from the beginning of such year to the date of the termination; (iii) full and immediate vesting and exercisability of the unvested shares underlying all equity awards held by Mr. Varadan; and (iv) continuation of coverage of group health plan benefits until the earlier of twelve months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Varadan and us in the same proportion as in effect on the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Varadan entering into and not revoking a separation agreement with us, including a general release of claims, resigning all positions held with us and our affiliates and returning all company property. In addition, Mr. Varadan has entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Varadan’s employment and for 12 months thereafter.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information with respect outstanding equity awards held by each of our named executive officers as of December 31, 2020. All equity awards in the table below were granted under our 2015 Stock Option and Incentive Plan, or the 2015 Plan, other than the stock option granted to Mr. Varadan on April 22, 2020, which is a new hire inducement stock option award granted outside the 2015 Plan in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to his entering into employment with us as Executive Vice President, Chief Commercial Officer.

			Option Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Raj Kannan	6/17/2019	(1)	356,250	593,750	—	8.08	6/17/2029
	2/14/2020	(2)	46,875	203,125	—	4.57	2/14/2030
Mark Fitzpatrick	6/14/2015	(3)	303,352	—	—	8.13	6/13/2025
	2/10/2016	(4)	70,000	—	—	9.93	2/9/2026
	10/25/2016	(5)	363,352	—	—	2.60	10/25/2026
	2/23/2018	(6)	133,498	60,685	—	1.52	2/23/2028
	2/23/2018	(7)	33,983	—	33,984	1.52	2/23/2028
	2/14/2019	(2)	81,375	104,625	—	3.75	2/14/2029
	2/14/2020	(2)	28,125	121,875	—	4.57	2/14/2030
Anand Varadan	2/23/2018	(8)	36,069	—	—	1.52	2/23/2028
	2/14/2019	(8)	13,692	—	—	3.75	2/14/2029

		Option Awards
Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
10/15/2019	(9)	112,441	—	—	4.84	10/15/2029
4/22/2020	(10)	—	425,000	—	4.43	4/22/2030

(1)

The shares underlying this stock option vest as follows: 25% of the shares vested and became exercisable on June 17, 2020 and the remainder of the shares vest and become exercisable in equal monthly installments over the following 36 months. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers – Raj Kannan.”

(2)	The shares underlying this stock option are fully vested.
(3)

The shares underlying this stock option vested as follows: 25% of the shares vested and became exercisable on June 9, 2016 and the remainder of the shares vested and became exercisable in equal monthly installments over the following 36 months.

(4)

The shares underlying this stock option vested as follows: 25% of the shares vested and became exercisable on February 10, 2017 and the remainder of the shares vested and became exercisable in equal quarterly installments over the following 12 quarters.

(5)

The shares underlying this stock option vested as follows: 25% of the shares vested and became exercisable on October 1, 2017 and the remainder of the shares vested and became exercisable in equal monthly installments over the following 36 months.

(6)

The shares underlying this stock option vest as follows: in equal quarterly installments over the following 16 quarters from the grant date. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers – Employment Agreement and Release of Claims with Mark J. Fitzpatrick.”

(7)

The shares underlying this stock option are earned as follows: 40% of such award was earned upon FDA acceptance of an NDA for MYCAPSSA, of which amount 50% immediately vested and 50% will vest upon the one-year anniversary of such acceptance; and 60% of such award upon FDA approval of such NDA, of which amount 50% immediately vested and 50% will vest upon the one-year anniversary of such approval. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers.”

(8)	The shares underlying this stock option vested in equal quarterly installments over one year from the date of grant.
(9)	The shares underlying this stock option vest are fully vested.
(10)

The shares underlying this stock option vest as follows: 25% of the shares vest and become exercisable on April 22, 2021 and the remainder of the shares vest and become exercisable in equal monthly installments over the following 36 months. This stock option is subject to accelerated vesting as described above under the heading “Employment Arrangements with Our Named Executive Officers – Anand Varadan.”

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

We have adopted a Related Person Transaction Policy, which requires all related person transactions to be reviewed and approved by our audit committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Other than compensation arrangements, during our last fiscal year, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Indemnification Agreements

We have entered into and intend to continue to enter into, agreements to indemnify our directors and executive officers to the maximum extent allowed under Delaware law. Subject to the provisions of these agreements, these agreements, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board of Directors.

Services and Consulting Agreement

Pursuant to our August 2014 services agreement with MPM Asset Management LLC, or MPM, and Gary Patou, M.D., as amended, Dr. Patou is serving as our Head of Clinical. Pursuant to the terms of the amended services agreement, Dr. Patou agreed, effective January 1, 2017, to devote 20% of his business time to us. The amended services agreement specifically tasks him with being responsible for performing all of the duties customarily expected of a chief medical officer as requested by us. Pursuant to the amended services agreement, we agreed to pay MPM a services fee of $10,640 per month, which began in 2017. In addition, we have agreed to pay Dr. Patou, under certain conditions, an annual incentive bonus targeted at 20% of the annual aggregate MPM services fee above and a bonus in the event of a change of control transaction. During 2019, we paid MPM a service fee of $19,043 per month for 40% of Dr. Patou’s business time. We paid Dr. Patou a bonus of $45,703 in connection with his 2019 services. From January 1, 2020 to July 31, 2020, we paid MPM a service fee of $9,552 per month for 20% of Dr. Patou’s business time. Effective August 1, 2020, we and MPM terminated the services agreement for Dr. Patou’s business time and we entered into a services agreement directly with Dr. Patou for 20% of his business time on substantially the same terms as were in our services agreement with MPM. We paid Dr. Patou a service fee of $10,640 per month from August to December 2020 and a bonus of $24,230 for his 2020 services. Dr. Patou is an advisor at MPM Capital, affiliates of which hold more than 5% of our outstanding stock.

PROPOSAL 2:

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

We encourage stockholders to read closely the “Executive Compensation” section of this proxy statement, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2020.

Our Board is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to Chiasma, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended, also provide that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should hold future say-on-pay votes. We are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on the compensation of our named executive officers. Stockholders may vote for a frequency of every one, two or three years, or may abstain. Stockholders are not voting to approve or disapprove the recommendation of our board of directors. Stockholders may choose among the four choices available.

The vote on this proposal is advisory; therefore, it is not binding on the company, our board of directors or our compensation committee. We may determine in the future that it is in the best interests of the company and its stockholders to hold say-on-pay votes more or less frequently than the frequency indicated by stockholders in voting on this proposal or as currently recommended by our board of directors. However, we plan to consider the results of the vote on this proposal in determining the frequency of our say-on-pay votes because we value the opinions of our stockholders.

Currently, we believe that it is in the best interests of the company and its stockholders to hold a say-on-pay vote every year, and this is the frequency recommended by our board of directors. We believe this frequency will enable our stockholders to vote, on a non-binding advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to greater transparency and more meaningful and timely communication between the company and our stockholders regarding the compensation of our named executive officers. Accordingly, we ask our stockholders to indicate their preferred voting frequency by voting for every “one year,” “two years” or “three years” (or abstaining from voting) in response to the following resolution:

RESOLVED, that the alternative of every one year, two years, or three years that receives the highest number of votes cast by stockholders in person or by proxy at this meeting will be deemed the preferred frequency with which the company is to hold an advisory vote on the compensation of the company’s named executive officers.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING ADVISORY BASIS, FOR EVERY “ONE YEAR” AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board of Directors to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2021. Deloitte & Touche LLP has served as our independent registered public accounting firm since March 21, 2016. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. However, the Board of Directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interests of the Company and its stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires an affirmative vote of the majority of the shares of common stock entitled to vote on the proposal that are represented in attendance online or by proxy at the Annual Meeting and vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and permissible non-audit services provided by our auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.

The following table presents the aggregate fees for professional services rendered by Deloitte & Touche LLP to the Company for the years ended December 31, 2020 and 2019, respectively.

	2020	2019
	(in thousands)
Audit Fees	$647	$500
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$647	$500

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements’ audit, consents and assistance with, and review of, documents filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 31, 2021 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 57,843,577 shares of common stock outstanding as of March 31, 2021. Unless otherwise noted below, the address of each person listed on the table is c/o Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after March 31, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or great stockholders:
Affiliates of MPM Capital (1)	7,118,747	12.0%
BlackRock, Inc. (2)	4,240,044	7.3%
Affiliates of Adage Capital Partners (3)	4,000,000	6.9%
Affiliates of Stonepine Capital (4)	3,862,483	6.7%
Eventide Asset Management (5)	3,000,326	5.2%

Directors and executive officers:
David Stack (6)	238,637	*
Todd Foley (1)(6)	49,000
Bard Geesaman, M.D., Ph.D. (6)	16,170	*
Roni Mamluk, Ph.D. (6)	573,053	1.0%
Scott Minick (7)	205,569	*
John Scarlett, M.D. (8)	110,322	*
John F. Thero (6)	69,000	*
Raj Kannan (9)	689,178	1.2%
Mark J. Fitzpatrick (10)	1,113,165	1.9%
Anand Varadan (6)	283,869	*
All executive officers and directors as a group (14 persons) (11)	3,881,954	6.3%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

The amount shown and the following information are derived from the Schedule 13 G/A filed on February 12, 2021 by MPM BioVentures IV-QP L.P., reporting beneficial ownership as of December 31, 2019. Consists of (i) 114,299 shares of common stock and 34,033 shares of common stock issuable upon exercise of warrants held by MPM Asset Management Investors BV4, LLC, (ii) 154,861 shares of common stock and 46,112 shares of common stock issuable upon exercise of warrants held by MPM BioVentures IV GmbH & Co. Beteiligungs KG, (iii) 4,019,574 shares of common stock and 1,196,908 shares of common stock issuable pursuant to warrants held by MPM BioVentures IV-QP, L.P. and (iv) 1,447,562 shares of common stock and 105,398 shares of common stock issuable upon exercise of warrants held by MPM Bio IV NVS Strategic Fund, L.P. MPM BioVentures IV LLC is the Managing Member of MPM BioVentures IV GP LLC, which is the General Partner of MPM BioVentures IV-QP, L.P. and MPM Bio IV NVS Strategic Fund, L.P. and the Managing Limited Partner of MPM BioVentures IV GmbH & Co. Beteiligungs KG. Todd Foley, who is a member of our Board of Directors, is a Managing Director of MPM Asset Management LLC, which is the Management Company of MPM BioVentures IV LLC. Todd Foley, Ansbert Gadicke and Luke Evnin are the members of MPM BioVentures IV LLC. Investment and voting decisions with respect to the shares held by MPM Asset Management Investors BV4, LLC, MPM BioVentures IV GmbH & Co. Beteiligungs KG, MPM BioVentures IV-QP, L.P. and MPM Bio IV NVS Strategic Fund, L.P. are made by the members of MPM BioVentures IV LLC. MPM’s address is 450 Kendall Street, Cambridge, MA 02142.

(2)

The amount shown and the following information are derived from the Schedule 13G/A filed on January 29, 2021 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2020. Blackrock has sole voting power with respect to 4,215,783 shares and sole dispositive power with respect to 4,240,044 shares. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(3)

The amount shown and the following information are derived from the Schedule 13G/A filed on February 11, 2021 jointly by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson, and Phillip Gross reporting beneficial ownership as of December 31, 2020. Each of Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson, and Phillip Gross have shared voting and dispositive power over all of the shares. Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners, L.P. Adage Capital Advisors, L.L.C. is managing member of Adage Capital Partners GP, L.L.C. Robert Atchinson and Phillip Gross are managing members of Adage Capital Advisors, L.L.C. and Adage Capital Partners GP, L.L.C. and are general partners of Adage Capital Partners, L.P. The address for Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson, and Phillip Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4)

The amount shown and the following information are derived from the Schedule 13G filed on March 18, 2021 jointly by Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch reporting beneficial ownership as of March 8, 2021. Each of Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch have shared voting and dispositive power over all of the shares. Stonepine Capital Management, LLC is the general partner and investment adviser of investment funds, including Stonepine Capital, L.P. Mr. Plexico and Mr. Lynch are the control persons of Stonepine Capital Management, LLC. The address for Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch is 919 NW Bond Street, Suite 204, Bend, Oregon 97703-2767.

(5)
(6)	Consists of common stock issuable upon exercise of stock options presently exercisable or exercisable within sixty (60) days of March 31, 2021.
(7)

Consists of (i) 62,531 shares of common stock held by Scott Minick, (ii) 49,000 shares of common stock issuable upon exercise of stock options presently exercisable or exercisable within sixty (60) days of March 31, 2021, held by Scott Minick, (iii) 87,194 shares of common stock held by trusts for which Mr. Minick is a trustee and (iv) warrants to purchase 6,844 shares of common stock presently exercisable or exercisable within sixty (60) days of March 31, 2021, held by a family trust for which Mr. Minick is a trustee.

(8)	Consists of 61,322 shares common stock held and 49,000 shares of common stock issuable upon exercise of stock options presently exercisable or exercisable within sixty (60) days of March 31, 2021.
(9)	Consists of 137,095 shares common stock held and 552,083 shares of common stock issuable upon exercise of stock options presently exercisable or exercisable within sixty (60) days of March 31, 2021.
(10)	Consists of 19,612 shares common stock held and 1,093,553 shares of common stock issuable upon exercise of stock options presently exercisable or exercisable within sixty (60) days of March 31, 2021.
(11)

Consists of 411,397 shares of common stock, options to purchase 3,470,557 shares of common stock presently exercisable or exercisable within sixty (60) days of March 31, 2021 and warrants to purchase 6,844 shares of common stock presently exercisable or exercisable within sixty (60) days of March 31, 2021.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements for our most recent fiscal year were satisfied.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2015 Plan, the 2008 Stock Incentive Plan, as amended, or the 2008 Plan, our 2003 Stock Incentive Plan, or the 2003 Plan and our 2015 Employee Stock Purchase Plan, or the ESPP.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	7,953,060	5.01	1,033,460	(1)
Equity compensation plans not approved by security holders:	425,000	4.43	—	(2)
Total	8,378,060	4.98	1,033,460

(1)

As of April 14, 2021, there were 1,622,688 shares available for grants under the 2015 Plan, no shares available for grants under the 2003 and 2008 Plans and 260,000 shares available for awards under the ESPP. The number of shares of Common Stock reserved and available for issuance under the 2015 Plan is subject to an automatic annual increase on each January 1, by four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the by the compensation committee of the Board of Directors. Accordingly, on January 1, 2021, the number of shares reserved and available for issuance under our 2015 Plan increased by 2,312,623 shares.

(2)

Represents a stock option award made pursuant to the Nasdaq inducement grant exception as a component of employment compensation for our Executive Vice President, Chief Commercial Officer, Anand Varadan, who joined our company in April 2020. Mr. Varadan’s inducement grant was approved by our compensation committee and was made as an inducement material to his entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and director nominations should be addressed to our Secretary, c/o Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals or director nominations to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 10, 2022 and no later than March 12, 2022.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 27, 2021, which is 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s annual meeting of stockholders. If the date of the 2022 annual meeting is moved by more than 30 days from the date that is the anniversary of our 2021 annual meeting of stockholders, notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.chiasma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@chiasmapharma.com, or by a written request addressed to our Secretary, c/o Chiasma, Inc., 140 Kendrick Street, Building C East, Needham, MA 02494. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling 1-866-637-9703.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

By Order of the Board of Directors

Lee G. Giguere

Secretary

Needham, Massachusetts

April 26, 2021

ANNUAL MEETING OF STOCKHOLDERS OF

CHIASMA, INC.

June 10, 2021 at 9:00 a.m. U.S. Eastern time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report on Form 10-K for the year ended December 31, 2020 and Notice & Proxy Statement are available at http://www.astproxyportal.com/ast/20223/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

⬛	20330403000000000000 5	061021

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, “ONE YEAR” ON PROPOSAL 3, AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: Scott Minick John F. Thero Roni Mamluk, Ph.D.	2.	To approve, on a non-binding advisory basis, the compensation of Chiasma’s named executive officers.	☐	☐	☐
			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
		3.	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of Chiasma’s named executive officers. ☐	☐	☐	☐
				FOR	AGAINST	ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

⬛

CHIASMA, INC.

Annual Meeting of Stockholders

June 10, 2021

This proxy is solicited by the Board of Directors

The undersigned appoints John B. Doyle and Lee G. Giguere, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Chiasma, Inc. (the “Company”), to be held on June 10, 2021, at 9:00 a.m., U.S. Eastern Time, online at https://web.lumiagm.com/226280530, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛